QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 7, 2002

ARCHIBALD CANDY CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	333-33751	36-0743280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1137 West Jackson Boulevard,
Chicago, Illinois 60607
(Address, including Zip Code, of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (312) 243-2700

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events

        On August 7, 2002, Archibald Candy Corporation's wholly-owned subsidiary, Sweet Factory Group, Inc. ("SFG"), and its three wholly-owned subsidiaries, Sweet Factory, Inc., SF Candy Company and SF Properties, Inc., as debtors and debtors-in-possession, sold to Sweet Candy, LLC, an affiliate of RDR Group, substantially all of the assets used in connection with the Sweet Factory business for approximately $6.1 million in cash. This sale was pursuant to the Second Amended Plan of Reorganization, As Modified, that SFG and its subsidiaries filed with the United States Bankruptcy Court for the District of Delaware, which Plan was confirmed by the Bankruptcy Court on August 5, 2002. The proceeds of the sale are being applied to pay-off the debtor-in-possession financing of SFG and its subsidiaries, to pay Archibald's secured claim, to make cure payments to the landlords under those store leases that were assumed by Sweet Candy, LLC, to pay administrative expenses, to make a payment to the holders of Archibald's 10 1/4 senior secured notes and to make a payment to the unsecured creditors' class.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHIBALD CANDY CORPORATION (Registrant)
Dated: August 16, 2002		/s/ TED A. SHEPHERD
	Name:	Ted A. Shepherd
	Title:	President and Chief Executive Officer

QuickLinks

  Item 5. Other Events
SIGNATURES